UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 3, 2010
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Item 8.01 below is incorporated by reference herein in its entirety.

Item 8.01 Other Events

On March 3, 2010, Socket Mobile, Inc. (the "Company") and Silicon Valley Bank (the "Lender") entered into a First Amendment to Forbearance Agreement (the "Amendment"), which amends (i) the Forbearance Agreement, dated February 4, 2010, between the Company and the Lender (the "Forbearance Agreement"), and (ii) the Second Amended and Restated Loan and Security Agreement, dated as of December 24, 2008 between the Company and the Lender, as amended, and the Second Amended and Restated Export-Import Bank Loan and Security Agreement, dated as of December 24, 2008, between the Company and the Lender, as amended (together the "Loan Agreements").

The Amendment extends the period under the Forbearance Agreement that the Lender has agreed to forbear from enforcing its rights and remedies under the Loan Agreements through April 30, 2010, and provides that the Lender will waive the existing event of default under the Loan Agreements if the Company meets the requisite financial covenants on March 31, 2010 as described below.

The Amendment also extends the maturity date for the borrowings under the Loan Agreements from March 24, 2010 to March 23, 2011 and amends the financial covenants in the Loan Agreements to provide that the Company must comply with the following:

(a) maintain at all times a minimum balance of unrestricted cash and cash equivalents of no less than $1,000,000; and

(b) achieve minimum revenues of at least $4,565,000 for the quarter ending March 31, 2010; $5,495,000 for the quarter ending June 30, 2010; $6,115,000 for the quarter ending September 30, 2010; and $6,265,000 for the quarter ending December 31, 2010.

Should we fail to meet any of these financial covenants, such failure would constitute an event of default under the Loan Agreements, and the Lender may, among its remedies, declare all obligations under the Loan Agreements immediately due and payable and terminate the Loan Agreements and the Forbearance Agreement.

On January 29, 2010, we reported on Form 8-K dated January 29, 2010 and filed on February 4, 2010 that we were out of compliance with the revenue covenant in the Loan Agreements for the quarter ended December 31, 2009 which constituted an event of default under the Loan Agreements. We reported that we were advised by the Lender that it would forbear any actions relating to the event of default through March 24, 2010. We subsequently signed a Forbearance Agreement to reflect these decisions which is enclosed as Exhibit 10.2 to this Form 8-K.

The foregoing descriptions of the Amendment and the Forbearance Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendment and the Forbearance Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Forbearance Agreement, dated March 3, 2010, between Socket Mobile, Inc. and Silicon Valley Bank.
10.2	Forbearance Agreement, dated February 4, 2010, between Socket Mobile, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: March 8, 2010	By: /s/	David W. Dunlap

David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Forbearance Agreement, dated March 3, 2010, between Socket Mobile, Inc. and Silicon Valley Bank.
10.2	Forbearance Agreement, dated February 4, 2010, between Socket Mobile, Inc. and Silicon Valley Bank.